EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in Form 8-K/A, as exhibit 99.1, filed by the registrant on October 9, 2019, of IZEA Worldwide, Inc. of our report dated June 1, 2018 relating to the financial statements of TapInfluence, Inc. for the years ended December 31, 2017 and 2016.

/s/ EKS&H LLP
EKS&H LLLP

Boulder, Colorado
October 9, 2018